As filed with the Securities and Exchange Commission on March 10, 2014
File No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Red Lobster Seafood Co.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	46-4821649 (I.R.S. Employer Identification No.)

1000 Darden Center Drive Orlando, Florida (Address of principal executive offices)	32837 (Zip Code)

Registrant’s telephone number, including area code: 407-245-4000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock (without par value)	New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
The information required by the following Form 10 Registration Statement items is contained in the Information Statement sections that we identify below, each of which we incorporate in this report by reference:
Item 1.    Business
The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Forward-Looking Statements,” “The Separation and Distribution,” “Description of Capital Stock,” “Business,” “Certain Relationships and Related Party Transactions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Where You Can Find More Information” of the Information Statement and is hereby incorporated by reference.
Item 1A. Risk Factors
The information required by this item is contained under the sections “Risk Factors” and “Forward-Looking Statements” of the Information Statement and is hereby incorporated by reference.
Item 2.    Financial Information
The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Description of Capital Stock,” “Selected Historical Combined Financial and Operating Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement and is hereby incorporated by reference.
Item 3.    Properties
The information required by this item is contained under the section “Business” of the Information Statement and is hereby incorporated by reference.
Item 4.    Security Ownership of Certain Beneficial Owners and Management
The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement and is hereby incorporated by reference.
Item 5.    Directors and Executive Officers
The information required by this item is contained under the section “Management” of the Information Statement and is hereby incorporated by reference.
Item 6.    Executive Compensation
The information required by this item is contained under the sections “Management,” “Compensation Discussion and Analysis” and “Executive Compensation” of the Information Statement and is hereby incorporated by reference.
Item 7.    Certain Relationships and Related Transactions, and Director Independence
The information required by this item is contained under the sections “Management,” “Compensation Discussion and Analysis,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the Information Statement and is hereby incorporated by reference.
Item 8.    Legal Proceedings
The information required by this item is contained under the section “Legal Proceedings” of the Information Statement and is hereby incorporated by reference.

Item 9.    Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
The information required by this item is contained under the sections “Summary,” “Risk Factors,” “The Separation and Distribution,” “Dividend Policy,” “Executive Compensation” and “Description of Capital Stock” of the Information Statement and is hereby incorporated by reference.
Item 10. Recent Sales of Unregistered Securities
The information required by this item is contained under the section “Recent Sales of Unregistered Securities” of the Information Statement and is hereby incorporated by reference.
Item 11. Description of Registrant’s Securities to be Registered
The information required by this item is contained under the sections “Separation and Distribution Agreement—Mutual Release; Indemnification—Indemnification by Darden,” “Dividend Policy” and “Description of Capital Stock” of the Information Statement and is hereby incorporated by reference.
Item 12. Indemnification of Directors and Officers
The information required by this item is contained under the section “Description of Capital Stock—Limitation on Liability of Directors and Indemnification of Directors and Officers” of the Information Statement and is hereby incorporated by reference.
Item 13. Financial Statements and Supplementary Data
The information required by this item is contained under the sections “Description of Capital Stock,” “Selected Historical Combined Financial and Operating Data,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Financial Statements” of the Information Statement and is hereby incorporated by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 15. Financial Statements and Exhibits
(a) Financial Statements
The information required by this item is contained under the section “Unaudited Pro Forma Combined Financial Statements” of the Information Statement and under the section “Index to Combined Financial Statements” beginning on page F-1 of the Information Statement.
(b) Exhibits

We are filing the following documents as exhibits to this Registration Statement:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement between Darden Restaurants, Inc. and Red Lobster Seafood Co.*
3.1	Form of Amended and Restated Articles of Incorporation of Red Lobster Seafood Co.*
3.2	Form of Bylaws of Red Lobster Seafood Co.*
10.1	Form of Transition Services Agreement between Darden Restaurants, Inc. and Red Lobster Seafood Co.*
10.2	Form of Tax Matters Agreement between Darden Restaurants, Inc. and Red Lobster Seafood Co.*
10.3	Form of Employee Matters Agreement between Darden Restaurants, Inc. and Red Lobster Seafood Co.*
10.4	Letter Agreement between Darden Restaurants, Inc. and Kim A. Lopdrup*
10.5	Letter Agreement between Darden Restaurants, Inc. and C. Bradford Richmond*
10.6	Form of Management Continuity Agreement between Red Lobster Seafood Co. and our executive officers*
10.7	Red Lobster Seafood Co. 2014 Stock Incentive Plan*
10.8	Form of Non-Qualified Stock Option Award Agreement under the Red Lobster Seafood Co. 2014 Stock Incentive Plan*
10.9	Form of Performance Stock Units Award Agreement under the Red Lobster Seafood Co. 2014 Stock Incentive Plan*
21.1	Subsidiaries of Red Lobster Seafood Co.*
99.1	Information Statement of Red Lobster Seafood Co., preliminary and subject to completion, dated March 10, 2014

*	To be filed by amendment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Red Lobster Seafood Co.
By:	/s/ C. Bradford Richmond
Name: C. Bradford Richmond
Title: President

Dated: March 10, 2014